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                                                                    EXHIBIT 23.1



                      Consent of McGladrey & Pullen, LLP



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, pertaining to Midwest Federal Financial Corp., of our report, dated January 20, 1997, except for the pending mergers in Note 2 as to which the date is February 10, 1997 and for the subsequent event in Note 17 as to which the date is March 25, 1997, which appears on page 57 of the Annual Report Form 10-K of AMCORE Financial, Inc. for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



                                                /s/ McGladrey & Pullen, LLP

Rockford, IL
February 17, 1998